UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

NATURALSHRIMP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Preston Road, Suite #300
Dallas, Texas 75248
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

NaturalShrimp Incorporated (the “Company”) received a quarantine notice on August 5, 2019 from the Texas Parks and Wildlife Department for the Company’s facility in La Coste, Texas due to the detection of IHHNV, a viral disease of Pacific white shrimp, from two Postlarvae (“PL”) shipments from the Company’s Texas hatchery supplier in March and April of this year. At the time of receipts of such shipments from the hatchery in March and April, the Company was notified by its supplier that the shipments were virus free. Based on the Company’s quality control procedures during the course of the shrimp farming process in the Company’s tanks and, in this case the slower than normal growth rate indicating possible compromise, the Company undertook to have lots independently tested by the University of Arizona Pathology Laboratory in Tucson. Based on those tests, IHHNV was detected and the Company’s facility was placed under quarantine until further notice by Texas Parks and Wildlife Department and the United States Department of Agriculture/Animal and Plant Health Inspection Service. Such quarantine notice also imposes no discharge of any culture water to state waters (creeks, rivers, streams, bays) and no sales of any shrimp until further notice.

The Company’s system of tanks prevents crossover contamination in order to quickly begin restocking of PL shrimp from a different hatchery beginning in August in different tanks. Such orders have been placed and will begin production as soon as inspection is passed and the quarantine has been lifted. Furthermore, the Company has enhanced its system to include nursery tanks that will allow the Company to evaluate the health of the shrimp through much earlier testing in its quality control process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2019

NATURALSHRIMP INCORPORATED

By:	/s/ Bill Williams
Name: Bill G. Williams
Title: Chief Executive Officer